EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FOURTH QUARTER 2022 FINANCIAL RESULTS

Quarterly Cash Dividend Increased to $0.17 per Share

Fourth Quarter Highlights

●	Net income of $17.2 million, or $0.59 per diluted share; return on average assets (ROAA) of 1.60%; return on average stockholders' equity (ROAE) of 18.50%; and return on average tangible common equity (ROATCE)(1) of 20.17%
●	Adjusted net income(1) of $17.9 million; or $0.62 per diluted share; adjusted ROAA(1) of 1.67%; adjusted ROAE(1) of 19.31%; and adjusted ROATCE(1) of 21.05%
●	Asset quality remained strong with nonperforming assets to total assets of 0.12%
●	Net interest margin expanded 45 basis points to 4.10%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Bloomington, IL, January 25, 2023 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $17.2 million, or $0.59 diluted earnings per share, for the fourth quarter of 2022. This compares to net income of $15.6 million, or $0.54 diluted earnings per share, for the third quarter of 2022, and net income of $13.6 million, or $0.47 diluted earnings per share, for the fourth quarter of 2021.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “We had an excellent fourth quarter to complete 2022, thanks to growth in average earning assets, expanded net interest margin and solid non-interest income, resulting in increased book value and tangible book value per share. We expect to deliver good results again for our shareholders in 2023. We are excited to close the pending merger with Town and Country Financial Corporation (“Town and Country”) during the first quarter, which will add scale and efficiency, generate profitable growth and enhance the long-term value of our company. Town and Country has a long history in their markets and is a high performing bank – we look forward to teaming up to build future success.”

“While the economy faces a lot of uncertainty, we are confident in our ability to manage through challenging times. Our bank has a strong foundation, with a proven executive team, an established core deposit base and a conservative, well-diversified loan portfolio.”

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting GAAP results, the Company believes adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on sale of closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $17.9 million, or $0.62 adjusted diluted earnings per share, for the fourth quarter of 2022. This compares to adjusted net income of $15.9 million, or $0.55 adjusted diluted earnings per share, for the third quarter of 2022, and adjusted net income of $14.2 million, or $0.49 adjusted diluted earnings per share, for the fourth quarter of 2021 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Cash Dividend

On January 24, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.17 per share on the Company’s common stock (the “Dividend”). The Dividend is payable on February 14, 2023 to shareholders of record as of February 7, 2023. This represents an increase of $0.01 from the previous quarterly dividend of $0.16 per share.

Mr. Drake noted, “We are very pleased that our strong financial performance and capital ratios have enabled us to further increase our quarterly cash dividend while maintaining sufficient capital to support the continued growth of the Company.”

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2022 was $42.2 million, an increase of 12.8% from $37.4 million for the third quarter of 2022. The increase was primarily attributable to higher yields on interest-earning assets, with the yield on loans increasing 70 basis points to 5.61%, while the cost of funds only increased 11 basis points to 0.28%. Contributing to the increased loan interest income were higher nonaccrual interest recoveries which totaled $1.3 million during the fourth quarter of 2022 and $0.1 million during the third quarter of 2022.

Relative to the fourth quarter of 2021, net interest income increased 28.4% from $32.9 million. The increase was primarily attributable to higher yields on interest-earning assets, a more favorable asset mix, and nonaccrual interest recoveries. Partially offsetting these improvements was a decrease in PPP loan fees recognized as loan interest income which totaled $1.6 million during the fourth quarter of 2021. Additionally, nonaccrual interest recoveries totaled $0.5 million during the fourth quarter of 2021.

Net interest margin for the fourth quarter of 2022 was 4.10%, compared to 3.65% for the third quarter of 2022. The increase was primarily attributable to higher yields on interest-earning assets. The contribution of nonaccrual interest recoveries to net interest margin was 13 basis points during the fourth quarter of 2022 and 1 basis point during the third quarter of 2022. Additionally, acquired loan discount accretion contributed 2 basis points to net interest margin during the fourth quarter of 2022 and 2 basis points during the third quarter of 2022.

Relative to the fourth quarter of 2021, net interest margin increased from 3.17%. This increase was primarily attributable to higher yields on interest-earning assets and a more favorable mix of interest-earning assets. Nonaccrual interest recoveries contributed 5 basis points to net interest margin, and acquired loan discount accretion contributed 6 basis points to net interest margin, during the fourth quarter of 2021.

HBT Financial, Inc.

Noninterest Income

Noninterest income for the fourth quarter of 2022 was $7.9 million, a decrease of 4.2% from $8.2 million for the third quarter of 2022. The decrease was primarily attributable to the fourth quarter 2022 results including a negative $0.3 million mortgage servicing rights (“MSR”) fair value adjustment, while the third quarter of 2022 included a positive $0.4 million MSR fair value adjustment. Partially offsetting this decline was a $0.4 million increase in wealth management fees, primarily due to increased farmland brokerage service fees.

Relative to the fourth quarter of 2021, noninterest income decreased 15.7% from $9.4 million. The decline was primarily due to a $0.7 million decrease in gains on sale of mortgage loans. Additionally, the fourth quarter of 2021 results included a positive $0.3 million MSR fair value adjustment.

Noninterest Expense

Noninterest expense for the fourth quarter of 2022 was $27.5 million, a 14.6% increase from $24.0 million for the third quarter of 2022. The increase was primarily due to a $2.6 million accrual related to pending legal matters, a $0.5 million increase in salaries expense, and a $0.4 million increase in benefits expense driven by higher medical benefit costs.

Relative to the fourth quarter of 2021, noninterest expense increased 12.8% from $24.4 million, also primarily attributable to the accrual for pending legal matters and increased salaries and benefits expenses.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.62 billion at December 31, 2022, compared with $2.58 billion at September 30, 2022 and $2.50 billion at December 31, 2021. The $40.3 million increase in total loans from September 30, 2022 was primarily attributable to growth in the multi-family and commercial and industrial categories. The $26.1 million increase in commercial and industrial loans was driven primarily by higher balances on lines of credit across a variety of industries.

Deposits

Total deposits were $3.59 billion at December 31, 2022, compared with $3.64 billion at September 30, 2022 and $3.74 billion at December 31, 2021. The $56.4 million decrease from September 30, 2022 was primarily attributable to lower balances maintained in public funds and business accounts, while balances maintained in retail accounts remained nearly unchanged.

Asset Quality

Nonperforming loans totaled $2.2 million, or 0.08% of total loans, at December 31, 2022, compared with $3.2 million, or 0.12% of total loans, at September 30, 2022, and $2.8 million, or 0.11% of total loans, at December 31, 2021.

The Company recorded a negative provision for loan losses of $0.7 million for the fourth quarter of 2022, compared to a provision for loan losses of $0.4 million for the third quarter of 2022. The negative provision was primarily due to $0.9 million of net recoveries, partially offset by a $0.3 million increase in required reserves, resulting primarily from the increase in loans during the fourth quarter of 2022.

The Company had net recoveries of $0.9 million, or (0.14)% of average loans on an annualized basis, for the fourth quarter of 2022, compared to net charge-offs of $0.1 million, or 0.01% of average loans on an annualized basis, for the third quarter of 2022, and net charge-offs of $0.1 million, or 0.01% of average loans on an annualized basis, for the fourth quarter of 2021.

The Company’s allowance for loan losses was 0.97% of total loans and 1,175% of nonperforming loans at December 31, 2022, compared with 0.97% of total loans and 782% of nonperforming loans at September 30, 2022.

HBT Financial, Inc.

On January 1, 2023, the Company adopted ASU 2016-13 (Topic 326), Measurement of Credit Losses on Financial Instruments, commonly referenced as the Current Expected Credit Loss (“CECL”) standard. Management is finalizing macroeconomic conditions and forecast assumptions to be used in our CECL model; however, we expect the initial allowance for credit losses and the reserve for unfunded commitments together to be approximately 25% to 50% above the existing allowance for loan loss levels. When finalized, this one-time increase will be recorded, net of tax, as an adjustment to beginning retained earnings. Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, the credit quality of our loan portfolio, originated and acquired loan portfolio composition, portfolio duration, and other factors.

Stock Repurchase Program

During the fourth quarter of 2022, the Company did not repurchase any shares of its common stock. The Company’s Board of Directors authorized a new stock repurchase program that took effect upon the expiration of the Company’s prior stock repurchase program on January 1, 2023. The new Program will be in effect until January 1, 2024 and authorizes the Company to repurchase up to $15 million of its common stock.

Pending Acquisition of Town and Country

On August 23, 2022, HBT and Town and Country, the holding company for Town and Country Bank, jointly announced the signing of a definitive agreement pursuant to which HBT will acquire Town and Country and Town and Country Bank. The acquisition will further enhance HBT’s footprint in Central Illinois as well as expand HBT’s footprint into metro-east St. Louis. Acquisition-related expenses were $0.6 million during the fourth quarter of 2022 and $0.5 million during the third quarter of 2022. The acquisition is expected to close on February 1, 2023.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 58 full-service branches. As of December 31, 2022, HBT had total assets of $4.3 billion, total loans of $2.6 billion, and total deposits of $3.6 billion.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, return on average tangible common equity, adjusted net income, adjusted earnings per share, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

HBT Financial, Inc.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) the risk that a condition to closing of the pending Town and Country transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the pending transaction might be delayed or not occur at all; (xiv) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (xv) the diversion of management time on transaction-related issues; (xvi) the ultimate timing, outcome and results of integrating the operations of Town and Country into those of HBT; (xvii) the effects of the merger on HBT’s future financial condition, results of operations, strategy and plans; and (xviii) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

HBT Financial, Inc.

Important Information and Where to Find It

In connection with the proposed transaction, HBT Financial and Town and Country filed a Registration Statement on Form S-4 of HBT Financial that includes a proxy statement of Town and Country and a prospectus of HBT Financial that has been distributed to the stockholders of Town and Country. This document is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT Financial or Town and Country may file with the SEC and/or send to Town and Country’s stockholders in connection with the proposed transaction. TOWN AND COUNTRY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED BY HBT FINANCIAL OR TOWN AND COUNTRY OR DISTRIBUTED TO TOWN AND COUNTRY STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HBT FINANCIAL, TOWN AND COUNTRY AND THE PROPOSED TRANSACTION.

Investors can obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT Financial and Town and Country with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT Financial are available free of charge from HBT Financial’s website at https://ir.hbtfinancial.com or by contacting HBT Financial’s Investor Relations Department at HBTIR@hbtbank.com.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

CONTACT:

Peter Chapman

HBTIR@hbtbank.com

(888) 897-2276

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(dollars in thousands, except per share data)
Interest and dividend income	$44,948	$39,014	$34,355	$153,054	$128,223
Interest expense	2,765	1,624	1,496	7,180	5,820
Net interest income	42,183	37,390	32,859	145,874	122,403
Provision for loan losses	(653)	386	(843)	(706)	(8,077)
Net interest income after provision for loan losses	42,836	37,004	33,702	146,580	130,480
Noninterest income	7,889	8,234	9,354	34,717	37,328
Noninterest expense	27,510	23,998	24,381	99,507	91,246
Income before income tax expense	23,215	21,240	18,675	81,790	76,562
Income tax expense	6,058	5,613	5,081	21,317	20,291
Net income	$17,157	$15,627	$13,594	$60,473	$56,271

Earnings per share - Basic	$0.60	$0.54	$0.47	$2.09	$2.02
Earnings per share - Diluted	0.59	0.54	0.47	2.09	2.02

Adjusted net income (1)	$17,903	$15,856	$14,160	$59,822	$56,840
Adjusted earnings per share - Basic (1)	0.62	0.55	0.49	2.07	2.04
Adjusted earnings per share - Diluted (1)	0.62	0.55	0.49	2.07	2.04

Book value per share	$13.13	$12.49	$14.21
Tangible book value per share (1)	12.08	11.43	13.13

Shares of common stock outstanding	28,752,626	28,752,626	28,986,061
Weighted average shares of common stock outstanding	28,752,626	28,787,662	29,036,164	28,853,697	27,795,806

SUMMARY RATIOS
Net interest margin *	4.10%	3.65%	3.17%	3.54%	3.18%
Net interest margin (tax equivalent basis) * (1)(2)	4.17	3.72	3.22	3.60	3.23

Efficiency ratio	54.66%	52.07%	57.15%	54.62%	56.46%
Efficiency ratio (tax equivalent basis) (1)(2)	53.91	51.31	56.47	53.87	55.76

Loan to deposit ratio	73.05%	70.81%	66.87%

Return on average assets *	1.60%	1.47%	1.26%	1.42%	1.41%
Return on average stockholders' equity *	18.50	16.27	13.15	15.78	14.81
Return on average tangible common equity * (1)	20.17	17.70	14.24	17.15	15.95

Adjusted return on average assets * (1)	1.67%	1.49%	1.32%	1.40%	1.43%
Adjusted return on average stockholders' equity * (1)	19.31	16.51	13.70	15.61	14.95
Adjusted return on average tangible common equity * (1)	21.05	17.96	14.83	16.97	16.12

CAPITAL
Total capital to risk-weighted assets	16.45%	16.34%	16.88%
Tier 1 capital to risk-weighted assets	14.41	14.26	14.66
Common equity tier 1 capital ratio	13.25	13.08	13.37
Tier 1 leverage ratio	10.58	10.44	9.84
Total stockholders' equity to total assets	8.83	8.52	9.55
Tangible common equity to tangible assets (1)	8.18	7.85	8.89

ASSET QUALITY
Net charge-offs (recoveries) to average loans, before allowance for loan losses	(0.14)%	0.01%	0.01%	(0.08)%	(0.01)%
Allowance for loan losses to loans, before allowance for loan losses	0.97	0.97	0.96
Nonperforming loans to loans, before allowance for loan losses	0.08	0.12	0.11
Nonperforming assets to total assets	0.12	0.14	0.14

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share data)
Loans, including fees:
Taxable	$35,839	$29,855	$27,884	$120,343	$103,900
Federally tax exempt	952	842	662	3,135	2,384
Securities:
Taxable	6,421	6,635	4,625	23,368	16,948
Federally tax exempt	1,184	1,207	1,017	4,569	4,400
Interest-bearing deposits in bank	504	458	142	1,541	527
Other interest and dividend income	48	17	25	98	64
Total interest and dividend income	44,948	39,014	34,355	153,054	128,223

INTEREST EXPENSE
Deposits	849	587	651	2,511	2,472
Securities sold under agreements to repurchase	10	9	11	36	34
Borrowings	880	85	7	967	9
Subordinated notes	470	470	470	1,879	1,879
Junior subordinated debentures issued to capital trusts	556	473	357	1,787	1,426
Total interest expense	2,765	1,624	1,496	7,180	5,820
Net interest income	42,183	37,390	32,859	145,874	122,403
PROVISION FOR LOAN LOSSES	(653)	386	(843)	(706)	(8,077)
Net interest income after provision for loan losses	42,836	37,004	33,702	146,580	130,480

NONINTEREST INCOME
Card income	2,642	2,569	2,518	10,329	9,734
Wealth management fees	2,485	2,059	2,371	9,155	8,384
Service charges on deposit accounts	1,701	1,927	1,716	7,072	6,080
Mortgage servicing	593	697	730	2,609	2,825
Mortgage servicing rights fair value adjustment	(293)	351	265	2,153	1,690
Gains on sale of mortgage loans	194	354	927	1,461	5,846
Unrealized gains (losses) on equity securities	33	(107)	33	(414)	107
Gains (losses) on foreclosed assets	(122)	(225)	184	(314)	310
Gains (losses) on other assets	17	(31)	(4)	136	(723)
Income on bank owned life insurance	42	41	41	164	41
Other noninterest income	597	599	573	2,366	3,034
Total noninterest income	7,889	8,234	9,354	34,717	37,328

NONINTEREST EXPENSE
Salaries	13,278	12,752	12,486	51,767	48,972
Employee benefits	2,126	1,771	1,964	8,325	6,513
Occupancy of bank premises	1,893	1,979	1,777	7,673	6,788
Furniture and equipment	633	668	793	2,476	2,676
Data processing	2,167	1,631	2,153	7,441	7,329
Marketing and customer relations	867	880	1,085	3,803	3,376
Amortization of intangible assets	140	243	255	873	1,054
FDIC insurance	276	302	280	1,164	1,043
Loan collection and servicing	278	336	219	1,049	1,317
Foreclosed assets	33	97	204	293	908
Other noninterest expense	5,819	3,339	3,165	14,643	11,270
Total noninterest expense	27,510	23,998	24,381	99,507	91,246
INCOME BEFORE INCOME TAX EXPENSE	23,215	21,240	18,675	81,790	76,562
INCOME TAX EXPENSE	6,058	5,613	5,081	21,317	20,291
NET INCOME	$17,157	$15,627	$13,594	$60,473	$56,271

EARNINGS PER SHARE - BASIC	$0.60	$0.54	$0.47	$2.09	$2.02
EARNINGS PER SHARE - DILUTED	$0.59	$0.54	$0.47	$2.09	$2.02
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	28,752,626	28,787,662	29,036,164	28,853,697	27,795,806

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2022	2022	2021

	(dollars in thousands)
ASSETS
Cash and due from banks	$18,970	$22,169	$23,387
Interest-bearing deposits with banks	95,189	56,046	385,881
Cash and cash equivalents	114,159	78,215	409,268

Interest-bearing time deposits with banks	—	—	490
Debt securities available-for-sale, at fair value	843,524	853,740	942,168
Debt securities held-to-maturity	541,600	546,694	336,185
Equity securities with readily determinable fair value	3,029	2,996	3,443
Equity securities with no readily determinable fair value	1,977	1,977	1,927
Restricted stock, at cost	7,965	4,050	2,739
Loans held for sale	615	2,297	4,942

Loans, before allowance for loan losses	2,620,253	2,579,928	2,499,689
Allowance for loan losses	(25,333)	(25,060)	(23,936)
Loans, net of allowance for loan losses	2,594,920	2,554,868	2,475,753

Bank owned life insurance	7,557	7,515	7,393
Bank premises and equipment, net	50,469	50,854	52,483
Bank premises held for sale	235	281	1,452
Foreclosed assets	3,030	2,637	3,278
Goodwill	29,322	29,322	29,322
Core deposit intangible assets, net	1,070	1,210	1,943
Mortgage servicing rights, at fair value	10,147	10,440	7,994
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	19,506	16,881	14,901
Other assets	47,461	48,182	17,408
Total assets	$4,277,751	$4,213,324	$4,314,254

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$994,954	$1,017,710	$1,087,659
Interest-bearing	2,592,070	2,625,733	2,650,526
Total deposits	3,587,024	3,643,443	3,738,185

Securities sold under agreements to repurchase	43,081	48,130	61,256
Federal Home Loan Bank advances	160,000	60,000	—
Subordinated notes	39,395	39,376	39,316
Junior subordinated debentures issued to capital trusts	37,780	37,763	37,714
Other liabilities	32,822	25,539	25,902
Total liabilities	3,900,102	3,854,251	3,902,373

Stockholders' Equity
Common stock	293	293	293
Surplus	222,783	222,436	220,891
Retained earnings	236,021	223,495	194,132
Accumulated other comprehensive income (loss)	(71,759)	(77,462)	1,471
Treasury stock at cost	(9,689)	(9,689)	(4,906)
Total stockholders’ equity	377,649	359,073	411,881
Total liabilities and stockholders’ equity	$4,277,751	$4,213,324	$4,314,254

SHARE INFORMATION
Shares of common stock outstanding	28,752,626	28,752,626	28,986,061

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	December 31,	September 30,	December 31,
	2022	2022	2021

	(dollars in thousands)
LOANS
Commercial and industrial	$266,757	$240,671	$286,946
Agricultural and farmland	237,746	245,234	247,796
Commercial real estate - owner occupied	218,503	226,524	234,544
Commercial real estate - non-owner occupied	713,202	718,089	684,023
Multi-family	287,865	260,630	263,911
Construction and land development	360,824	364,290	298,048
One-to-four family residential	338,253	328,667	327,837
Municipal, consumer, and other	197,103	195,823	156,584
Loans, before allowance for loan losses	$2,620,253	$2,579,928	$2,499,689

PPP LOANS (included above)
Commercial and industrial	$28	$65	$28,404
Agricultural and farmland	—	—	913
Municipal, consumer, and other	—	—	171
Total PPP Loans	$28	$65	$29,488

	December 31,	September 30,	December 31,
	2022	2022	2021

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$994,954	$1,017,710	$1,087,659
Interest-bearing demand	1,139,150	1,131,284	1,105,949
Money market	555,425	584,202	583,198
Savings	634,527	641,139	633,171
Time	262,968	269,108	328,208
Total deposits	$3,587,024	$3,643,443	$3,738,185

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,600,746	$36,791	5.61%	$2,481,920	$30,697	4.91%	$2,432,025	$28,546	4.66%
Securities	1,396,401	7,605	2.16	1,470,092	7,842	2.12	1,285,672	5,642	1.74
Deposits with banks	76,507	504	2.61	105,030	458	1.73	392,729	142	0.14
Other	5,607	48	3.37	2,936	17	2.25	4,821	25	2.10
Total interest-earning assets	4,079,261	$44,948	4.37%	4,059,978	$39,014	3.81%	4,115,247	$34,355	3.31%
Allowance for loan losses	(25,404)			(24,717)			(24,826)
Noninterest-earning assets	188,844			173,461			176,242
Total assets	$4,242,701			$4,208,722			$4,266,663

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,125,877	$177	0.06%	$1,137,072	$144	0.05%	$1,061,481	$145	0.05%
Money market	572,718	379	0.26	577,388	203	0.14	589,396	158	0.11
Savings	640,668	53	0.03	649,752	53	0.03	630,489	53	0.03
Time	266,117	240	0.36	271,870	187	0.27	322,800	295	0.36
Total interest-bearing deposits	2,605,380	849	0.13	2,636,082	587	0.09	2,604,166	651	0.10
Securities sold under agreements to repurchase	51,703	10	0.08	50,427	9	0.07	56,861	11	0.08
Borrowings	92,120	880	3.79	11,967	85	2.80	5,309	7	0.57
Subordinated notes	39,384	470	4.73	39,365	470	4.73	39,305	470	4.74
Junior subordinated debentures issued to capital trusts	37,770	556	5.84	37,755	473	4.97	37,704	357	3.76
Total interest-bearing liabilities	2,826,357	$2,765	0.39%	2,775,596	$1,624	0.23%	2,743,345	$1,496	0.22%
Noninterest-bearing deposits	1,023,355			1,031,407			1,087,468
Noninterest-bearing liabilities	25,078			20,736			25,660
Total liabilities	3,874,790			3,827,739			3,856,473
Stockholders' Equity	367,911			380,983			410,190
Total liabilities and stockholders’ equity	$4,242,701			$4,208,722			$4,266,663

Net interest income/Net interest margin (1)		$42,183	4.10%		$37,390	3.65%		$32,859	3.17%
Tax-equivalent adjustment (2)		698	0.07		674	0.07		514	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$42,881	4.17%		$38,064	3.72%		$33,373	3.22%
Net interest rate spread (4)			3.98%			3.58%			3.09%
Net interest-earning assets (5)	$1,252,904			$1,284,382			$1,371,902
Ratio of interest-earning assets to interest-bearing liabilities	1.44			1.46			1.50
Cost of total deposits			0.09%			0.06%			0.07%
Cost of funds			0.28			0.17			0.15

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	Year Ended
	December 31, 2022			December 31, 2021
	Average			Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

	(dollars in thousands)
ASSETS
Loans	$2,514,549	$123,478	4.91%	$2,271,544	$106,284	4.68%
Securities	1,403,016	27,937	1.99	1,148,900	21,348	1.86
Deposits with banks	197,030	1,541	0.78	422,828	527	0.12
Other	3,529	98	2.77	3,201	64	2.01
Total interest-earning assets	4,118,124	$153,054	3.72%	3,846,473	$128,223	3.33%
Allowance for loan losses	(24,703)			(27,999)
Noninterest-earning assets	176,427			162,064
Total assets	$4,269,848			$3,980,538

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,141,402	$607	0.05%	$1,024,888	$518	0.05%
Money market	582,514	813	0.14	521,366	437	0.08
Savings	650,385	208	0.03	595,887	188	0.03
Time	283,232	883	0.31	295,788	1,329	0.45
Total interest-bearing deposits	2,657,533	2,511	0.09	2,437,929	2,472	0.10
Securities sold under agreements to repurchase	51,554	36	0.07	50,104	34	0.07
Borrowings	26,468	967	3.65	1,653	9	0.54
Subordinated notes	39,355	1,879	4.77	39,275	1,879	4.78
Junior subordinated debentures issued to capital trusts	37,746	1,787	4.73	37,680	1,426	3.79
Total interest-bearing liabilities	2,812,656	$7,180	0.26%	2,566,641	$5,820	0.23%
Noninterest-bearing deposits	1,051,187			1,004,757
Noninterest-bearing liabilities	22,688			29,060
Total liabilities	3,886,531			3,600,458
Stockholders' Equity	383,317			380,080
Total liabilities and stockholders’ equity	$4,269,848			3,980,538

Net interest income/Net interest margin (1)		$145,874	3.54%		$122,403	3.18%
Tax-equivalent adjustment (2)		2,499	0.06		2,028	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$148,373	3.60%		$124,431	3.23%
Net interest rate spread (4)			3.46%			3.10%
Net interest-earning assets (5)	$1,305,468			$1,279,832
Ratio of interest-earning assets to interest-bearing liabilities	1.46			1.50
Cost of total deposits			0.07%			0.07%
Cost of funds			0.19			0.16

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	December 31,	September 30,	December 31,
	2022	2022	2021

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$2,155	$3,206	$2,763
Past due 90 days or more, still accruing (1)	1	—	16
Total nonperforming loans	2,156	3,206	2,779
Foreclosed assets	3,030	2,637	3,278
Total nonperforming assets	$5,186	$5,843	$6,057

Allowance for loan losses	$25,333	$25,060	$23,936
Loans, before allowance for loan losses	2,620,253	2,579,928	2,499,689

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	0.97%	0.97%	0.96%
Allowance for loan losses to nonaccrual loans	1,175.55	781.66	866.30
Allowance for loan losses to nonperforming loans	1,175.00	781.66	861.32
Nonaccrual loans to loans, before allowance for loan losses	0.08	0.12	0.11
Nonperforming loans to loans, before allowance for loan losses	0.08	0.12	0.11
Nonperforming assets to total assets	0.12	0.14	0.14
Nonperforming assets to loans, before allowance for loan losses, and foreclosed assets	0.20	0.23	0.24

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $145 thousand, $22 thousand, and $32 thousand as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$25,060	$24,734	$24,861	$23,936	$31,838
Provision	(653)	386	(843)	(706)	(8,077)
Charge-offs	(169)	(222)	(539)	(684)	(1,414)
Recoveries	1,095	162	457	2,787	1,589
Ending balance	$25,333	$25,060	$23,936	$25,333	$23,936

Net charge-offs (recoveries)	$(926)	$60	$82	$(2,103)	$(175)
Average loans, before allowance for loan losses	2,600,746	2,481,920	2,432,025	2,514,549	2,271,544

Net charge-offs (recoveries) to average loans, before allowance for loan losses *	(0.14)%	0.01%	0.01%	(0.08)%	(0.01)%

*       Annualized measure.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Net income	$17,157	$15,627	$13,594	$60,473	$56,271
Adjustments:
Acquisition expenses	(630)	(462)	(879)	(1,092)	(1,416)
Branch closure expenses	—	—	—	—	(748)
Gains (losses) on sales of closed branch premises	—	(38)	—	141	—
Mortgage servicing rights fair value adjustment	(293)	351	265	2,153	1,690
Total adjustments	(923)	(149)	(614)	1,202	(474)
Tax effect of adjustments	177	(80)	48	(551)	(95)
Less adjustments, after tax effect	(746)	(229)	(566)	651	(569)
Adjusted net income	$17,903	$15,856	$14,160	$59,822	$56,840

Average assets	$4,242,701	$4,208,722	$4,266,663	$4,269,848	$3,980,538

Return on average assets *	1.60%	1.47%	1.26%	1.42%	1.41%
Adjusted return on average assets *	1.67	1.49	1.32	1.40	1.43

*       Annualized measure.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(dollars in thousands, except per share data)
Numerator:
Net income	$17,157	$15,627	$13,594	$60,473	$56,271
Earnings allocated to participating securities (1)	(20)	(17)	(23)	(71)	(104)
Numerator for earnings per share - basic and diluted	$17,137	$15,610	$13,571	$60,402	$56,167

Adjusted net income	$17,903	$15,856	$14,160	$59,822	$56,840
Earnings allocated to participating securities (1)	(21)	(17)	(24)	(70)	(105)
Numerator for adjusted earnings per share - basic and diluted	$17,882	$15,839	$14,136	$59,752	$56,735

Denominator:
Weighted average common shares outstanding	28,752,626	28,787,662	29,036,164	28,853,697	27,795,806
Dilutive effect of outstanding restricted stock units	91,905	72,643	27,577	65,619	15,487
Weighted average common shares outstanding, including all dilutive potential shares	28,844,531	28,860,305	29,063,741	28,919,316	27,811,293

Earnings per share - Basic	$0.60	$0.54	$0.47	$2.09	$2.02
Earnings per share - Diluted	$0.59	$0.54	$0.47	$2.09	$2.02

Adjusted earnings per share - Basic	$0.62	$0.55	$0.49	$2.07	$2.04
Adjusted earnings per share - Diluted	$0.62	$0.55	$0.49	$2.07	$2.04

(1)	The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Income and Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$42,183	$37,390	$32,859	$145,874	$122,403
Tax-equivalent adjustment (1)	698	674	514	2,499	2,028
Net interest income (tax equivalent basis) (1)	$42,881	$38,064	$33,373	$148,373	$124,431

Net interest margin (tax equivalent basis)
Net interest margin *	4.10%	3.65%	3.17%	3.54%	3.18%
Tax-equivalent adjustment * (1)	0.07	0.07	0.05	0.06	0.05
Net interest margin (tax equivalent basis) * (1)	4.17%	3.72%	3.22%	3.60%	3.23%

Average interest-earning assets	$4,079,261	$4,059,978	$4,115,247	$4,118,124	$3,846,473

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$27,510	$23,998	$24,381	$99,507	$91,246
Less: amortization of intangible assets	140	243	255	873	1,054
Adjusted noninterest expense	$27,370	$23,755	$24,126	$98,634	$90,192

Net interest income	$42,183	$37,390	$32,859	$145,874	$122,403
Total noninterest income	7,889	8,234	9,354	34,717	37,328
Operating revenue	50,072	45,624	42,213	180,591	159,731
Tax-equivalent adjustment (1)	698	674	514	2,499	2,028
Operating revenue (tax equivalent basis) (1)	$50,770	$46,298	$42,727	$183,090	$161,759

Efficiency ratio	54.66%	52.07%	57.15%	54.62%	56.46%
Efficiency ratio (tax equivalent basis) (1)	53.91	51.31	56.47	53.87	55.76

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	December 31,	September 30,	December 31,
	2022	2022	2021

	(dollars in thousands, except per share data)
Tangible common equity
Total stockholders' equity	$377,649	$359,073	$411,881
Less: Goodwill	29,322	29,322	29,322
Less: Core deposit intangible assets, net	1,070	1,210	1,943
Tangible common equity	$347,257	$328,541	$380,616

Tangible assets
Total assets	$4,277,751	$4,213,324	$4,314,254
Less: Goodwill	29,322	29,322	29,322
Less: Core deposit intangible assets, net	1,070	1,210	1,943
Tangible assets	$4,247,359	$4,182,792	$4,282,989

Total stockholders' equity to total assets	8.83%	8.52%	9.55%
Tangible common equity to tangible assets	8.18	7.85	8.89

Shares of common stock outstanding	28,752,626	28,752,626	28,986,061

Book value per share	$13.13	$12.49	$14.21
Tangible book value per share	12.08	11.43	13.13

Reconciliation of Non-GAAP Financial Measures –

Return on Average Tangible Common Equity,

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Average tangible common equity
Total stockholders' equity	$367,911	$380,983	$410,190	$383,317	$380,080
Less: Goodwill	29,322	29,322	29,322	29,322	25,057
Less: Core deposit intangible assets, net	1,134	1,356	2,092	1,480	2,333
Average tangible common equity	$337,455	$350,305	$378,776	$352,515	$352,690

Net income	$17,157	$15,627	$13,594	$60,473	$56,271
Adjusted net income	17,903	15,856	14,160	59,822	56,840

Return on average stockholders' equity *	18.50%	16.27%	13.15%	15.78%	14.81%
Return on average tangible common equity *	20.17	17.70	14.24	17.15	15.95

Adjusted return on average stockholders' equity *	19.31%	16.51%	13.70%	15.61%	14.95%
Adjusted return on average tangible common equity *	21.05	17.96	14.83	16.97	16.12

*       Annualized measure.